EXHIBIT 99.1

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Chemistry Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Chemistry Holdings, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company suffered losses from operations, generated negative cash flows from operating activities, has an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

RBSM LLP

We have served as the Company’s auditor since 2019.

Henderson, NV

December 31, 2019

F-2

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$19,906	$12,259
Related party receiveables	444	30,466
Total current assets	20,350	42,725

Property and equipment, net	16,649	21,955
Total assets	$36,999	$64,680

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$36,102	$51,598
Accrued expenses	82,830	132,940
Related party payables	105,803	112,908
Deferred rent	17,737	11,531
Note payable	-	325,000
Total current liabilities	242,472	633,977

Total liabilities	242,472	633,977

Commitments and Contingencies (see Note 15)

Stockholders' deficit:
Preferred stock: $0.001 par value; authorized 4,087,408 shares; 4,087,408 and 2,510,311 shares issued and outstanding as of December 31, 2018 and 2017, respectively	409	251
Common stock: $0.0001 par value; authorized 5,386,394 class A shares; 5,000,000 class A shares issued and outstanding as of December 31, 2018 and 2017	500	500
Common stock: $0.0001 par value; authorized 16,395,135 class B shares; 5,219,417 and 4,922,727 class B shares issued and outstanding as of December 31, 2018 and 2017, respectively
Additional paid-in capital	2,495,372	1,803,750
Accumulated deficit	(2,702,276)	(2,374,290)
Total stockholders’ deficit	(205,473)	(569,297)

Total liabilities and stockholders' deficit	$36,999	$64,680

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Years ended
	December 31, 2018	December 31, 2017
Revenue:
Revenues	$-	$-

Cost of goods sold:
Cost of goods sold	-	-

Gross profit (loss)	-	-

Operating expenses:
Research and development expenses	6,295	100,570
Selling, general and administrative expenses	931,410	1,650,096

Total operating expenses	937,705	1,750,666

Net Operating (loss) before other income (expense)	(937,705)	(1,750,666)

Other income (expense):
Other income	31,071	8,397
Other income - related party	407,674	564,928
Gain on settlement of related parties payable	189,719	-
Interest expense	(18,745)	(10,661)

Other income (expense)	609,719	562,664

Net loss before income taxes	$(327,986)	$(1,188,002)

Provision for income taxes	-	-

Net loss	$(327,986)	$(1,188,002)

Net loss per share, basic and diluted	$(0.02)	$(0.11)

Weighted average common shares outstanding
Basic and diluted	13,656,219	10,544,535

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Deficit

For the Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock				Additional
	Shares	Par	Class A Shares	Par	Class B Shares	Par	Paid-in Capital	Stock Payable	Accumulated Deficit	Total
Balance, December 31, 2016	-	$-	5,000,000	$500	4,807,727	$481	$842,876	$145,000	$(1,186,288)	$(197,431)
Issuance of preferred stock for cash	2,510,311	251					844,749	(145,000)		700,000
Issuance of common stock for professional services					115,000	11	27,714			27,725
Warrants granted for services							88,411			88,411
Net loss									(1,188,002)	(1,188,002)
Balance, December 31, 2017	2,510,311	$251	5,000,000	$500	4,922,727	$492	$1,803,750	$-	$(2,374,290)	$(569,297)
Issuance of preferred stock for cash	1,577,097	158					524,842			525,000
Issuance of common stock from 2016 stock plan					296,690	30	160,155			160,185
Fair value of stock options and restricted stock granted							6,625			6,625
Net loss									(327,986)	(327,986)
Balance, December 31, 2018	4,087,408	$409	5,000,000	$500	5,219,417	$522	$2,495,372	$-	$(2,702,276)	$(205,473)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Statements of Cash Flows

	For the year ended
	December 31, 2018	December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(327,986)	$(1,188,002)

Adjustment to reconcile net loss to net cash used in operating activities:

Stock based compensation - services	160,185	27,725
Depreciation	5,306	4,645
Gain on settlement of related parties payable	(189,719)	-
Fair value of vested stock options	6,625	-
Warrants granted for services	-	88,411

Change in other assets and liabilities:
Accounts payable	136,841	38,281
Accrued expenses	(50,110)	131,889
Deferred rent	6,206	11,531

Cash used in operating activities	(252,652)	(885,520)

Cash flows from investing activities
Acquisition of property and equipment, net	-	(26,600)

Cash used in investing activities	-	(26,600)

Cash flows from financing activities
Proceeds from common and preferred stock issuances	525,000	700,000
Proceeds from notes payable	-	225,000
Repayment of notes payable	(325,000)	(150,000)
Proceeds from related parties payable	170,750	138,451
Repayment of related parties payable	(110,451)	(61,009)

Cash provided by financing activities	260,299	852,442

Net increase (decrease) in cash and cash equivalents	7,647	(59,678)

Cash and cash equivalents, beginning of period	12,259	71,937

Cash and cash equivalents, end of period	$19,906	$12,259

Supplemental cash flow information

Cash paid for interest and income taxes:
Interest	$18,745	$10,661
Income taxes	$-	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

CHEMISTRY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Business Operations

Chemistry Holdings, Inc., and its wholly-owned subsidiaries, Chemistry Spirits, LLC (“Chemistry Spirits”) and Chemistry Labs, LLC (“Chemistry Labs”) (collectively (the “Company,” “we,” “our,” “us,” or “Chemistry Holdings”) is a highly innovative product creation and business growth partner to the food, beverage, nutrition, wellness, government and social impact communities. We utilize new technologies and new types of user-product interaction by pioneering disruptive products made from sustainable, ethical materials that are built to improve efficacy, stability, convenience, ease, visibility, customer immersion and customer engagement.

Our technology platform includes Macro Molecule (Chewable) and is a first of its kind product taking microencapsulation to a macro scale time released chewable. This single format chewable delivery system can be custom shaped, taste masks bitters without sugars, doesn’t require refrigeration and carries a greater payload of active then was previously possible. Capabilities also include various release mechanisms – immediate, delayed, sustained, and staged. Oral dissolving film (ODF) products are about the size of a postage stamp and composed of excipients such as polymers, stabilizers, lipids and surfactants which are all generally recognized as safe. They can be designed to deliver active ingredients to the gastrointestinal tract (GI) when placed on the tongue and swallowed, or directly to the blood stream when placed under the tongue (sublingual) or on the inner lining of the cheek and lip (buccal). Continuous Core Shell Capsule (Mix) is an ingredient technology developed to provide ingredient integrity to a wide range of actives. This dry free flowing powder can provide superior protection to ingredients from oxidation, natural light, moisture, humidity and other degrading factors. It can also be engineered to be water soluble and or compressed into a tablet. Its versatility is still producing additional derivative products.

Background

Chemistry Holdings is a Delaware corporation that was initially formed on February 11, 2016. On October 1, 2016, Chemistry Holdings acquired the assets of Chemistry Spirits, a California limited liability company, formed on August 11, 2009 The equity of Chemistry Spirits was contributed by its members to Chemistry Holdings on October 1, 2016, and its assets and patents were assigned to Chemistry Holdings. Chemistry Labs, LLC is a California limited liability company tht was initially formed on January 23, 2017.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principles of Consolidation

The consolidated financial statements include the accounts of Chemistry Holdings, and its wholly-owned subsidiaries, Chemistry Spirits and Chemistry Labs. All significant inter-company balances and transactions have been eliminated in consolidation. The Company’s development and commercialization of its technology platform represents the principal operations of the Company.

F-7

Going Concern and Management’s Liquidity Plans

The accompanying consolidated financial statements have been prepared on the basis that we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2018, we had an accumulated deficit of approximately $2.7 million and a negative working capital of approximately $0.2 million. Our operating activities consume the majority of our cash resources. However, during 2018 the Company’s net loss decreased by $0.8 million and cash used by operations was near breakeven. We anticipate that we will continue to incur operating losses, although at a lower level, as we execute our commercialization and research and development plans, as well as strategic and business development initiatives. We have previously funded, and plan to continue funding, our losses primarily through the sale of common and preferred stock, combined with or without warrants, and the sale of notes. However, we cannot be certain that we will be able to obtain such funds required for our operations at terms acceptable to us or at all.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability of and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts, valuation of intangible assets and the assumptions used to calculate fair value of stock options. Actual results could differ materially from such estimates under different assumptions or circumstances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2018, and 2017, the Company had no cash equivalents. At December 31, 2018 and 2017, the Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (“FDIC”) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2018 and 2017, the Company did not have any amounts in excess of the federal insurance limit.

Property and Equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned maintenance activities, are expensed as incurred. Depreciation has been provided using the straight-line method on the following estimated useful lives:

Lab equipment	5 years

F-8

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. Such costs are included in general and administrative expense in the accompanying statements of operations. The Company recorded advertising costs of $0 and $576 for the years ended December 31, 2018 and 2017, respectively.

Research and Development

Costs incurred in connection with the development of new products and processes are charged to research and development expenses as incurred. The Company recorded research and development expenses of $6,295 and $100,570 for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements and establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:

Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses and notes and loans payable approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue Recognition”. The Company adopted Topic 606 using a modified retrospective approach for the years ended December 31, 2017 and prior and has been applied prospectively in the Company’s financial statements beginning January 1, 2018. Revenues under Topic 606 are required to be recognized either at a “point in time” or “over time”, depending on the facts and circumstances of the arrangement, and will be evaluated using a five-step model. The adoption of Topic 606 did not have a material impact on the Company’s financial statements, at initial implementation nor will it have a material impact on an ongoing basis.

F-9

To achieve the core principle of Topic 606, we perform the following steps:

1.	Identify the contract(s) with customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transactions price;
4.	Allocate the transactions price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) we satisfy a performance obligation.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Common Share

Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period, excluding any unvested restricted stock awards. Diluted net loss per share includes the effect of common stock equivalents (stock options, unvested restricted stock, and warrants) when, under either the treasury or if-converted method, such inclusion in the computation would be dilutive. Net loss is adjusted for the dilutive effect of the change in fair value liability for price adjustable warrants, if applicable.

The following number of shares have been excluded from diluted net income (loss) since such inclusion would be anti-dilutive:

	Year ended December 31,
	2018	2017

Stock options outstanding	1,203,310	-
Warrants	1,000,000	1,000,000

Total	2,203,310	1,000,000

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The purpose is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. This ASU was effective for the Company in the first quarter of 2018. Early adoption was not permitted except for limited provisions. The adoption of ASU 2016-01 did not have an impact on the Company’s consolidated financial statements.

F-10

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASU 2016-02”). This guidance, as amended by subsequent ASU’s on the topic, improves transparency and comparability among companies by recognizing right of use (ROU) assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU No. 2016-02 is effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2018, with early adoption permitted. We will adopt ASU No. 2016-02 in our fiscal year beginning January 1, 2019 and will use the alternative transition method provided by the FASB in ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements”, with no restatement of comparative periods.

The new standard provides optional practical expedients in transition. We expect to only elect the “package of practical expedients” where, under the new standard, prior conclusions about lease identification, lease classification and initial direct costs do not need to be reassessed. The new standard also provides practical expedients for ongoing accounting and we do not expect to elect any of these practical expedients on adoption. We continue to assess the impact of the new standard and believe it will not have a material effect on the consolidated balance sheet.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard became effective for the Company on January 1, 2017. The adoption of this standard did not have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, to clarify certain core recognition principles including collectability, sales tax presentation, noncash consideration, contract modifications and completed contracts at transition and disclosures no longer required if the full retrospective transition method is adopted. The effective date and transition requirements for these amendments are annual reporting periods beginning after December 15, 2017, including interim reporting periods therein, and that would also permit public entities to elect to adopt the amendments as of the original effective date as applicable to reporting periods beginning after December 15, 2016. The new guidance allows for the amendment to be applied either retrospectively to each prior reporting period presented or retrospectively as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2016-12 did not have an impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company did not early adopt. The adoption of ASU 2016-15 did not have an impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard became effective for the Company on January 1, 2018. There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and did not have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation: Scope of Modification Accounting, which provides clarification on when modification accounting should be used for changes to the terms or conditions of a share-based payment award. This ASU does not change the accounting for modifications but clarifies that modification accounting guidance should only be applied if there is a change to the value, vesting conditions or award classification and would not be required if the changes are considered non-substantive. The amendments of this ASU became effective for the Company in the first quarter of 2018. The adoption of ASU 2017-09 did not have an impact on the Company’s consolidated financial statements.

F-11

In June 2018, the FASB issued ASU No. 2018-7, Compensation – Stock Compensation (Topic 718) — Improvements to Nonemployee Share-Based Payment Accounting. This guidance supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. The amendments should be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The guidance permits early adoption and was adopted by the Company in the first quarter of fiscal year 2019. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.

There are various other updates recently issued, however, they are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 – RELATED PARTY RECEIVABLES

Related party receivables consist of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Note from a related party company, non-interest bearing, unsecured and has no fixed terms of repayment.	$444	$25,466
Note from a related party company, non-interest bearing, unsecured and has no fixed terms of repayment.	-	5,000
Current portion of related party receivables	444	30,466
Related party receivables, less current portion	$-	$-

NOTE 4 – PROPERTY AND EQUIPMENT

As of December 31, 2018, and 2017, property and equipment consisted of the following:

	December 31, 2018	December 31, 2017

Lab equipment	$26,600	$26,600
Less accumulated depreciation	(9,951)	(4,645)
Property and Equipment, net	$16,649	$21,955

For the years ended December 31, 2018 and 2017, depreciation expense amounted to $5,306 and $4,645, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

Due to/from Related Parties

The Company and other related entities have had a commonality of ownership and/or management control, and as a result, the reported operating results and /or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company provides management services to MBS by providing general assistance and management services performed by the Company. The Company’s Chief Executive Officer is also the Chief Executive Officer of MBS. The Company may offer the use of its employees to perform such tasks as seen fit by MBS. Other income is recognized based on completion of performance of management services for each month services are performed. Other income earned during the years ended December 31, 2018 and 2017 was $407,674 and $564,928, respectively. As of December 31, 2018 and 2017, there were no accounts receivable due from MBS.

F-12

NOTE 6 – RELATED PARTY PAYABLES

Related party payables consist of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Note to a related party individual, non-interest bearing, unsecured and has no fixed terms of repayment.	$83,526	$75,451
Note to a related party company, non-interest bearing and unsecured. Note was forgiven by related party company in 2018.	-	24,000
Note to a related party company, non-interest bearing, unsecured. Note was forgiven by related party company in 2018.	-	13,457
Note to a related party company, non-interest bearing, unsecured and has no fixed terms of repayment.	22,277	-
Current portion of related party payables	105,803	112,908
Related party payables, less current portion	$-	$-

No interest expense for the years ended December 31, 2018 and 2017 were incurred. During the year ended December 31, 2018, the Company had a gain from settlement of debt of $189,719. The Company did not have a gain from settlement of debt during the year ended December 31, 2017.

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Note to an individual on December 23, 2016, originally non-interest bearing, unsecured and no fixed terms of repayment. On April 3, 2018, the Company and individual entered into a Simple Agreement for Future Equity (“SAFE”) where the individual transferred all rights, title and interest in the SAFE to a company (“Investor”) in exchange for payment by the Investor to the individual of $325,000.	$-	$325,000

Current portion of note payable	-	325,000
Note payable, less current portion	$-	$-

No interest expense for the years ended December 31, 2018 and 2017 were incurred.

F-13

NOTE 8 – WARRANT AGREEMENTS

On June 1, 2017 and amended on September 26, 2017, the Company issued 1,000,000 warrants at a fair market value of $88,411 and with an exercise price of $1.01 per share in connection with the Advisor Agreement dated December 16, 2016 and amended on June 1, 2017.

Warrants that vest at the end of a one-year period are amortized over the vesting period using the straight-line method.

The Company’s warrant activity was as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Contractual Remaining Life
Outstanding, December 31, 2016	-	$-	-
Granted	1,000,000	1.01	5
Exercised	-	-	-
Forfeited/Expired	-	-	-
Outstanding, December 31, 2017	1,000,000	1.01	4.42
Exercisable at December 31, 2017	1,000,000	$1.01	4.42

	Warrants	Weighted Average Exercise Price	Weighted Average Contractual Remaining Life
Outstanding, December 31, 2017	1,000,000	$1.01	4.42
Granted	-	-	-
Exercised	-	-	-
Forfeited/Expired	-	-	-
Outstanding, December 31, 2018	1,000,000	1.01	3.42
Exercisable at December 31, 2018	1,000,000	$1.01	3.42

There was no change in warrant value for the years ended December 31, 2018 and 2017.

Range of Exercise Price	Number of Warrants	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Warrants Exercisable	Weighted Average Exercise Price
$1.01	1,000,000	3.42	$1.01	1,000,000	$1.01
	1,000,000	3.42	$1.01	1,000,000	$1.01

The weighted-average fair value of warrants granted during the years ended December 31, 2018 and 2017, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes-Merton (“Black-Scholes”) option pricing model are as follows:

	December 31, 2018	December 31, 2017
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	0%	1.89%
Expected stock price volatility	0%	79.92%
Expected dividend payout	-	-
Expected option life (in years)	-	5
Expected forfeiture rate	0%	0%

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NOTE 9 – STOCK INCENTIVE PLANS

On February 11, 2016 (“Effective Date”), the Company adopted the Chemistry Holdings, Inc. 2016 Stock Plan (the “Plan”), pursuant to which an aggregate of 1,500,000 shares of the common stock of the Company are available for grant. The purposes of the 2016 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock may also be granted under the Plan. The Plan will continue in effect for a term of ten (10) years from the Effective Date, unless earlier terminated by the Board.

On April 30, 2018, the Company awarded 296,690 Restricted Common Stock (“RCS”) and 629,766 Non-statutory Stock Options (“NSO”) to employees, at a $0.22 price per share. Vesting period for the awarded RCS and NSO’s range from immediate to monthly over a 5-year period. For NSO’s awarded, the term to exercise their NSO is 10 years.

On December 18, 2018, the Company awarded 573,544 NSO to employees at a $0.22 price per share. Vesting period for the awarded NSO’s were immediate. For NSO’s awarded, the term to exercise is 10 years.

Stock Options

The Company’s stock option activity was as follows:

	Options	Weighted Average Exercise Price	Weighted Average Contractual Remaining Life
Outstanding, December 31, 2017	-	$-	-
Granted	1,203,310	0.22	10.00
Exercised	-	-	-
Forfeited/Expired	-	-	-
Outstanding, December 31, 2018	1,203,310	0.22	9.64
Exercisable at December 31, 2018	573,544	$0.22	9.97

Range of Exercise Price	Number of Awards	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Warrants Exercisable	Weighted Average Exercise Price
$0.22	1,203,310	9.64	$0.22	573,544	$0.22
	1,203,310	9.64	$0.22	573,544	$0.22

The aggregate intrinsic value of options outstanding and exercisable at December 31, 2018 was $0.

The aggregate grant date fair value of options granted during the years ended December 31, 2018 and 2017 amounted to $6,625 and $0, respectively. Compensation expense related to stock options was $6,625 and $0 for the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, the total unrecognized fair value compensation cost related to unvested stock options was $3,140, which is to be recognized over a remaining weighted average period of approximately 9.34 years.

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The weighted-average fair value of options granted during the years ended December 31, 2018 and 2017, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes-Merton (“Black-Scholes”) option pricing model are as follows:

	December 31, 2018	December 31, 2017
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	2.79%	0%
Expected stock price volatility	86.82%	0%
Expected dividend payout	-	-
Expected option life (in years)	10	-
Expected forfeiture rate	0%	0%

Restricted Stock

The Company’s restricted stock activity was as follows:

The aggregate grant date fair value of options granted during the years ended December 31, 2018 and 2017 amounted to $160,185 and $0, respectively. Compensation expense related to restricted shares was $160,185 and $0 for the years ended December 31, 2018 and 2017, respectively. Information relating to non-vested restricted award shares is as follows:

	Restricted Stock Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2017	-	-
Granted	296,690	0.22
Vested	(296,690)	0.22
Forfeited/Expired	-	-
Non-vested, December 31, 2018	-	-

NOTE 10 - STOCKHOLDERS’ EQUITY

Capital Structure

The authorized capital of the Company consists of 21,781,529 shares common stock, par value $0.0001 per share and 4,087,408 shares of preferred stock, par value $0.0001 per share, as of December 31, 2018.

On September 25, 2017, the Company shareholders voted in favor of an amendment to its Certificate of Incorporation to decrease the total number of shares of authorized capital stock to 23,608,091 shares consisting of (i) 20,799,451 shares of common stock and (ii) 2,808,640 shares of preferred stock from 26,500,000 shares consisting of (i) 25,000,000 shares of common stock and (ii) 1,500,000 shares of preferred stock.

On April 30, 2018, the Company shareholders voted in favor of an amendment to its Certificate of Incorporation to increase the total number of shares of authorized capital stock to 25,868,937 shares consisting of (i) 21,781,529 shares of common stock and (ii) 4,087,408 shares of preferred stock.

Preferred Stock

As of December 31, 2018, there were 4,087,408 shares of preferred stock authorized. The holders of the preferred stock have the following rights and preferences.

During the year ended December 31, 2017, the Company issued a total of 2,510,311 preferred stock shares at prices ranging from $0.24 per share to $1.01 per share for a total value of $845,000.

During the year ended December 31, 2018, the Company issued a total of 1,577,097 preferred stock shares at prices ranging from $0.21 per share and $0.54 per share for a total value of $525,000.

F-16

Dividends

The holders of preferred stock are entitled to receive dividends, on a pari passu basis, prior and in preference to any declaration and payment of any dividend on the common stock of the Company. Such dividends are not cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of preferred stock and common stock pro rata based on the number of shares of stock then held by each holder.

Liquidation

In the event of any liquidation transaction, the holders of preferred stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price, as defined, for each outstanding share of preferred stock then held, plus any declared but unpaid dividends on such shares. In the event that the assets available for distribution to the Company’s stockholders is not sufficient to permit payment to the holders of preferred stock in the full amount to which they were entitled, the assets available for distribution will be distributed on a pro rata basis among the holders of the preferred stock. After the payment of all preferential amounts to the holders of the preferred stock then, to the extent available, the remaining assets available for distribution will be distributed among the holders of the common stock ratably based on the number of shares of common stock held by each holder.

Conversion

Each share of preferred stock is convertible, into shares of class B common stock, at the option of the holder at any time after the date of issuance. Each share of preferred stock will automatically convert into shares of common stock at the applicable conversion ratio then in effect upon the earlier of (i) closing of a firm commitment underwritten public offering, or (ii) the date or event specified by vote or written consent of the holders of at least a majority of the then-outstanding shares of preferred stock.

Common Stock

As of December 31, 2018, there were 21,781,529 shares common stock authorized, of which 5,386,394 are designated class A common stock and 16,395,135 are designated as class B common stock. The holders of class A common stock have the right to ten votes per share, and holders of class B common stock have the right to one vote per share.

During the year ended December 31, 2017, the Company issued 115,000 common stock shares at $0.24 per share for advisory services performed. Total value of this issuance was $27,725.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. For the years ended December 31, 2018 and 2017, the Company was not aware of any significant legal matters.

Operating Leases

The Company maintains its corporate offices and research facility at 2917 Santa Monica Boulevard, Santa Monica, CA 90404, which contains approximately 5,100 square feet. The Company is on a 62 month lease expiring February 2022.

Total rent expense for the years ended December 31, 2018 and 2017 was $198,191 and $234,911, respectively.

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NOTE 12 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Effective December 22, 2017, a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%.

The Company generated a deferred tax asset through net operating loss carry-forwards. Management of the Company’s analysis indicates the net operating losses would be subject to significant limitations pursuant to Internal Revenue Code Section 382. The Company has not completed its IRC Section 382 Valuation, as required and the NOL’s because of potential Change of Ownerships might limit the usage or render the NOL’s completely worthless. Therefore, Management of the Company based upon Management’s evaluation has recorded a Full Valuation Reserve (100%), since it is more likely than not that no benefit will be realized for the Deferred Tax Assets.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

The total deferred tax asset is calculated by multiplying a domestic (US) 21 percent marginal tax rate by the cumulative Net Operating Loss Carryforwards (“NOL”). The net deferred tax asset and the associated valuation allowance decreased by approximately $203,000 in 2018 due to the reduction in the Federal tax rate from 35% to 21%. The Company currently has net operating loss carryforwards of approximately $1,460,000 which expire through 2038. The deferred tax asset related to the NOL carryforwards Management has determined based on all the available information that a 100% Valuation reserve is required.

The provision for incomes taxes for the years ending December 31 is as follows:

	2018	2017
Current expense
Federal	$-	$-
State	-	-

Deferred expense
Federal	$-	$-
State	-	-
Total income tax expense	$-	$-

F-18

Deferred income tax (liabilities) assets at December 31 are as follows:

	2018	2017
Deferred income tax assets
Net operating loss carryforward	$432,865	$511,322
Stock options and warrants	84,431	47,753
Deferred rent	5,293	4,940
Total deferred tax assets	522,589	566,015

Deferred income tax liabilities
State income taxes	(31,692)	(38,483)
Depreciation and amortization	(3,164)	(11,697)
Valuation allowance	(487,733)	(515,835)
Total deferred tax liabilities	(522,589)	(566,015)

Deferred income tax, net	$-	$-

NOTE 13 - SUBSEQUENT EVENTS

On May 14, 2019, CURE Pharmaceutical Holding Corp (“CURE”) acquired all of the issued and outstanding stock of the Company for shares of CURE’s Common Stock. The maximum number of shares of Common Stock to be issued, including escrowed shares and shares issuable pursuant to a variety of earn-out provisions and warrants, is 32,072,283 shares. The shares are allocated as follows: (i) 5,700,000 shares of Common Stock as upfront consideration issued at the Closing (the “Upfront Consideration Shares”); (ii) 7,128,913 shares to be held in escrow, subject to indemnification and clawback rights that lapse upon the achievement of certain milestones (the “Clawback Shares”); (iii) up to 3,207,228 shares that may be issued pursuant to an earn-out over five years upon the achievement of certain technological implementations (“Achievement Shares”); (iv) up to 8,018,071 shares that may be issued pursuant to an earn-out over two years upon the achievement of certain revenue goals (“Earnout Shares”); and (v) up to 8,018,071 shares issuable upon exercise of warrants (“Acquisition Warrants”) that become exercisable upon achieving certain revenue goals between the second and fourth anniversary of the Closing Date at an exercise price of $5.01 per share, exercisable, to the extent vested, for five years from the Closing Date. In exchange for the assets and liabilities acquired, CURE received an investment of $2,000,000 (the “Principal Amount”) from the Company pursuant to a convertible note (the “Note”). Such Note, on the Closing Date, became an intercompany payable and was cancelled.

On May 14, 2019, under the terms of an Assignment and Assumption of Lease agreement between the Company, its landlord, and a third party assignee, the Company assigned all of its rights, title, interests and obligations under its corporate office lease to the assignee.

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